UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 26, 2004

INTERNET AMERICA, INC.

(Exact name of registrant as specified in its charter)

Texas	000–25147	86–0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dallas Centre 350 N. St. Paul, Suite 3000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 861-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2004, Internet America, Inc. (the “Company”) entered into an Indemnity Agreement with Mr. David Hanna, a new director and Chairman of the Board of the Company. The Indemnity Agreement provides that Mr. Hanna will be indemnified to the fullest extent of the law. The form of Indemnity Agreement is attached hereto as Exhibit 10.1.

Item 5.02. Election of Directors.

On October 27, 2004, the Board of Directors of Internet America, Inc. elected Mr. David Hanna to serve as a director of the Company. Mr. Hanna was elected to serve as a Class I director whose term expires at the Company’s 2006 annual meeting of shareholders. Mr. Hanna was elected as Chairman of the Board of the Company.

Item 5.03. Amendment to Bylaws.

On October 26, 2004, the Board of Directors of the Company amended and restated its bylaws effective immediately. The bylaws were amended to create a chief executive officer position and to give the Chairman of the Board the power to preside over meetings of the shareholders and of the Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 3.1	Second Amended and Restated Bylaws of Internet America, Inc., effective October 26, 2004.

Exhibit 10.1	Form of Indemnity Agreement.

Exhibit 10.2	Form of Option Agreement for the 2004 Non-Employee Director Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

INTERNET AMERICA, INC.

Date: October 29, 2004	By:	/s/ David E. Allard
David E. Allard
Executive Vice President

EXHIBIT INDEX

Exhibit
3.1	Second Amended and Restated Bylaws of Internet America, Inc., effective October 26, 2004.

10.1	Form of Indemnity Agreement.

10.2	Form of Option Agreement for the 2004 Non-Employee Director Plan